UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 1, 2011, Global Pharm Holdings Group, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) under Item 1.01 to report the entry into a Share Purchase Agreement (the “Acquisition Agreement”) with Chu Zhan Jun, Liang Hai Yan, Hip Lai Ling, Jack Rosen, Jiang Li Hua, Li Ling Yun, Creative Capital Investment Group Co., Ltd., Value-Added Capital Investment Co., Ltd. (collectively the “Sellers”), pursuant to which the Sellers agreed to sell and the Company agreed to purchase the aggregate of 50,000 ordinary shares in Pacific Asia Pharm Investment Group Co., Limited (“Pacific Asia”), representing the entire issued share capital of Pacific Asia. On August 1, 2011, the Company completed the acquisition (the “Acquisition”) contemplated by the Acquisition Agreement, as reported under Item 2.01 of the Initial Form 8-K.

Pacific Asia owns the 100% equity interest of Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Ltd. (“Rich Fortune”), a Hong Kong company, who in turn owns the 100% equity interest of Guangzhou Hairui Xiexin Investment Co., Ltd. (“Hairui Xiexin”). Hairui Xiexin has entered into a number of contractual arrangements with Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. (“GDGY”) and the shareholders of GDGY, pursuant to which Hairui Xiexin acts as the management company for GDGY, a PRC company mainly engaged in the business of managing and supplying retail and franchise drugstores in Guangdong Province, the PRC. With the completion of the Acquisition, GDGY is now indirectly managed by the Company.

This Form 8-K/A is being filed to provide the financial statements of Pacific Asia and the unaudited pro forma financial information of the Company after giving effect to the consummation of the Acquisition.

Item 9.01  Financial Statements and Exhibits

[Remainder of page intentionally left blank; signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD.
CONSOLIDATED FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS' REPORTS

DECEMBER 31, 2010 AND 2009

CONTENTS

Report of Independent Registered Public Accounting Firm

Consolidated Financial Statements

Consolidated Balance Sheets	F-3

Consolidated Statements of Income and Comprehensive Income	F-4

Consolidated Statements of Cash Flows	F-5

Statements of Shareholders’ Equity	F-6

Notes to Consolidated Financial Statements	F-7 - F-14

ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants and Advisors

517 Route One
Iselin, New Jersey 08830
732. 855.9600
Fax:732.855.9559
www.acsbco.com

330 7th Avenue
Suite 202
New York, NY 10001
212.867.1319

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pacific Asia Pharm Investment Group Co., Ltd

We have audited the accompanying consolidated balance sheets of Pacific Asia Pharm Investment Group Co., Ltd and its subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years in then ended. Pacific Asia Pharm Investment Group Co., Ltd's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Asia Pharm Investment Group Co., Ltd and its subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ ACQUAVELLA, CHIARELLI, SHUSTER, BERKOWER & CO., LLP

Iselin, New Jersey
November 14, 2011,

New York • New Jersey • San Francisco • Los Angeles • Cayman Islands

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31,

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,239,249	$2,423,775
Accounts receivable	765,480	1,129,673
Other receivables	5,005	17,025
Due from related party	69,889	-
Inventories	3,731,882	3,359,238
Total current assets	6,811,505	6,929,711
Property, plant and equipment - net	18,883	139,121
Total assets	$6,830,388	$7,068,832

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	3,740,671	3,044,081
Income taxes payable	414,331	315,860
Other taxes payable	146,937	92,853
Other accrued liabilities	60,266	74,055
Total current liabilities	4,362,205	3,526,849
Total liabilities	$4,362,205	$3,526,849
Shareholders’ equity
Common stock, par value, $1 per share,	50,000	50,000
50,000 shares authorized,
50,000 shares issued and outstanding
Statutory surplus reserves	795,027	795,027
Additional paid-in capital	1,430,943	1,430,943
Retained earnings	-	931,862
Accumulated other comprehensive income	192,213	334,151
Total shareholders' equity	$2,468,183	$3,541,983
Total liabilities and shareholders' equity	$6,830,388	$7,068,832

See accompanying notes to consolidated financial statements.

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2010	2009
Revenues	$45,379,191	$37,829,506
Cost of goods sold	38,290,291	31,988,386
Gross profit	7,088,900	5,841,120
Expenses:
Operating expenses	330,765	329,156
General and administrative	244,206	336,934
Income from operations	6,513,929	5,175,030
Interest (income)	(10,693)	(6,822)
Miscellaneous expense	17,699	3,597
Income before income taxes	6,506,923	5,178,255
Provision for income taxes	1,630,100	1,294,775
Net income	4,876,823	3,883,480
Other comprehensive income
Foreign currency translation adjustment	(141,938)	334,151
Total comprehensive income	$4,734,885	$4,217,631

See accompanying notes to consolidated financial statements

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2010	2009
Cash flows from operating activities
Net Income	$4,876,823	$3,883,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,656	35,739
Loss on disposal of property, plant and equipment	11,504	-
Changes in operating assets and liabilities:
Accounts receivable	393,692	(314,649)
Other receivables	12,293	(12,975)
Inventories	(246,684)	41,818
Accounts payable	573,017	613,790
Other accrued liabilities	(15,988)	(54,405)
Income and other taxes payable	134,413	102,550
Net cash provided by operating activities	5,760,726	4,295,348

Cash flows from investing activities
Purchases of property, plant and equipment	-	(8,549)
Proceeds on sale of property, plant and equipment	87,877	-
Net cash provided by/(used in) investing activities	87,877	(8,549)

Cash flows from financing activities:
Paid-in capital	-	233,906
Dividend paid to the former shareholders	(6,120,126)	(4,145,620)
Net cash used in financing activities	(6,120,126)	(3,911,714)

Net (decrease)/increase in cash and cash equivalents	(271,523)	375,085
Effect of exchange rate changes on cash and cash equivalents	86,997	523
Cash and cash equivalent - beginning of year	2,423,775	2,048,167
Cash and cash equivalent - end of year	$2,239,249	$2,423,775

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,531,629	$1,228,968

See accompanying notes to consolidated financial statements

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE PERIOD ENDED DECEMBER 31, 2010

							Accumulated
				Additional paid-in capital	Accumulated		other	Total
	Common stock		Paid-in		retained earnings/	Statutory	comprehensive	shareholders'
	Shares	Amount	capital		(deficit)	reserve	income	equity
Balance, January 1, 2009	50,000	$50,000	$1,197,037	$-	$1,467,711	$521,318	$-	$3,236,066
Paid-in capital			(1,197,037)					(1,197,037)
Additional paid-in capital				1,430,943				1,430,943
Net income					3,883,480			3,883,480
Dividend paid					(4,145,620)			(4,145,620)
Transfer to statutory reserve					(273,709)	273,709		-
Foreign currency translation adjustments							334,151	334,151
Balance, December 31, 2009	50,000	$50,000	$-	$1,430,943	$931,862	$795,027	$334,151	$3,541,983
Net income					4,876,823			4,876,823
Dividend paid					(6,120,126)			(6,120,126)
Dividend refundable					69,889			69,889
Foreign currency translation adjustments					241,552		(141,938)	99,614
Balance, December 31, 2010	50,000	$50,000	$-	$1,430,943	$-	$795,027	$192,213	$2,468,183

See accompanying notes to consolidated financial statements

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 1 – Business and Organization

Pacific Asia Pharm Investment Group Co., Limited (“Pacific Asia” or the “Company”) was incorporated in the British Virgin Islands on April 8, 2010. It owns the 100% equity interest of Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Ltd. (“Rich Fortune”), a Hong Kong holding company, which was incorporated on January 12, 2009 under the laws of Hong Kong and owns the 100% equity interest of Guangzhou Hairui Xiexin Investment Consulting Co., Ltd. (“Hairui Xiexin”). Hairui Xiexin was incorporated on June 3, 2011 under the laws of the People’s Republic of China (the “PRC”).

Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. (“GDGY”), established on June 6, 2001 in Guangzhou City, the capital city of Guangdong province, under the laws of the PRC, is a company mainly engaged in the business of managing its chain drugstores, and supplying products to its chain drugstores and franchised drugstores in Guangdong Province, PRC.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  In the opinion of management, the accompanying balance sheets, and statements of income and comprehensive income, shareholders’ equity and cash flows include all adjustments, consisting only of normal recurring items.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company.  All significant intercompany accounts and transactions have been eliminated in consolidation.  In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of December 31, 2010 and 2009, and for the periods then ended.

The consolidated financial statements include the accounts of Pacific Asia and its subsidiaries, Rich Fortune and Hairui Xiexin, and the variable interest entity (“VIE”), GDGY.

Translation Adjustment

As of December 31, 2010 and 2009, the accounts of the Company were maintained in Renminbi (“RMB”).  Such financial statements were translated into United States Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the Financial Accounting Standards Board's (“FASB”) Accounting Standards Codification (“ASC 830”), with the RMB as the functional currency.  According to ASC 830, all assets and liabilities were translated at the current exchange rate, shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the FASB Accounting Standards Codification (“ASC 220”), as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Comprehensive Income Topic of the FASB Accounting Standards Codification (“ASC 220”). Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

There were no items of this nature during 2010 and 2009.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in banks and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

Accounts Receivable

The Company records accounts receivable, net of allowances for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a quarterly basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any is recognized in the consolidated statement of operations within "General and administrative expenses". Accounts are written off after exhaustive efforts at collection. There are no allowances for doubtful accounts as of December 31, 2010 and 2009.

Inventories

Inventories are stated at the lower of cost (determined on a weighted average basis) or market value. Work-in-progress is composed of direct materials, direct labor, manufacturing overhead, and an attributable portion of land lease cost that has been capitalized as a component of inventory. The capitalized land lease cost will be recorded in cost of goods sold at such time as the goods are sold. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales.

Long-Lived Assets

The Company adopted the Property, Plant and Equipment Topic of the FASB Accounting Standard Codification (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, management of the Company believes that, as of December 31, 2010 and 2009, there were no impairments of its long-lived assets.

Lease Obligations

All non-cancellable leases with an initial term more than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Revenues are recorded net of value-added taxes.

Income Taxes

The Company is subject to the Income Tax Law of the PRC.  Income taxes are accounted for under FASB ASC-740 Income Taxes or ASC 740.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards.  Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The statutory rate under the laws of the PRC is twenty-five percent.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. As of December 31, 2010 and 2009, there was no allowance for uncollectible accounts as previously discussed.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and are to be applied on a retrospective basis. The adoption of this ASU did not have a material impact on its consolidated statements.

In January 2010, FASB issued Accounting Standard Update (“ASU”) No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts accounting standards regarding non-controlling interests. If an entity has previously adopted the non-controlling interests accounting standards as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted non-controlling interests accounting standards. The adoption of this ASU did not have a material impact on its statements.

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In April 2010, FASB issued ASU 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. It addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB ASC Topic 718, Compensation—Stock Compensation, was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments will be effective for fiscal years, and interim reporting periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company does not expect the adoption of ASU 2010-13 to have a significant impact on its consolidated financial statements.

In December 2010, FASB issued ASU 2010-28 which amend “Intangibles- Goodwill and Other” (Topic 350). The ASU modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting entities, they are required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. An entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance in Topic 350, which requires that goodwill of a reporting unit be tested for impairment between annual testes if an event occurs or circumstances changes that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010- 28 is effective for fiscal years, and interim periods within those years beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect that the adoption of this ASU will have a material impact on its consolidated financial statements.

In December 2010, FASB issued ASU 2010-29 which addressed diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations (Topic 805). This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of this ASU will have a material impact on its financial statements.

VIE

To satisfy PRC laws and regulations, the Company conducts distribution to drugstores in the PRC through its VIE, GDGY, in which the Company does not own equity interest. The Company consolidates GDGY, of which the Company is the primary beneficiary, in its consolidated financial statements.

GDGY, the consolidated VIE, was funded by its shareholders, Guangdong Guo Yao Pharmaceutical Co., Ltd and Weijun Peng. Under contractual agreements with Hairui Xiexin, the 100% owned subsidiary of Pacific Asia, the shareholders of GDGY are required to transfer their ownership in GDGY to Hairui Xiexin or designees of Hairui Xiexin, if permitted by PRC laws and regulations. All voting rights of GDGY are assigned to Hairui Xiexin, and Hairui Xiexin has the right to designate all directors and senior management personnel of GDGY, and also has the obligation to absorb losses of GDGY. The shareholders of GDGY have pledged their shares in GDGY as collateral for the interests of Hairui Xiexin in GDGY and Hairui Xiexin’s right to acquire GDGY. In addition, under the contractual arrangements, Hairui Xiexin has the power to direct activities of GDGY, and has full right to control and use the assets of GDGY. As of December 31, 2010, the total assets of GDGY were $6.8 million, mainly comprising cash and cash equivalents, accounts receivable and inventories. As of December 31, 2010, the total liabilities of GDGY were $4.4 million, mainly comprising accounts payable and accrued liabilities to suppliers and agents. These balances are reflected in Pacific Asia’s consolidated financial statements with intercompany transactions eliminated.

As GDGY is incorporated as a limited liability company under the laws of the PRC, its creditors do not have recourse to the general credit of the Company for any of the liabilities of GDGY, which consisted of accounts payable of $3.7 million, tax payable of approximately $0.6 million, and other accrued liabilities of $690,000, totaling $4.4 million. Currently there is no contractual arrangement that could require the Company to provide additional financial support to GDGY. As the Company is conducting distribution to drugstores in the PRC mainly through GDGY, the Company may provide such support on a discretionary basis in the future, which could expose the Company to a loss.

Note 3 - Property, Plant and Equipment

As of December 31, 2010 and 2009, Property, Plant & Equipment consist of the following:

	December 31, 2010	December 31, 2009
Office equipment	$38,107	$36,800
Transportation equipment	27,898	172,417
Less: Accumulated depreciation	(47,122)	(70,096)
Property, plant and equipment, net	$18,883	$139,121

Depreciation expenses totaled $22,240 and $35,764 for the years ended December 31, 2010 and 2009, respectively.

Note 4 - Other Taxes Payable

As of December 31, 2010 and 2009, other taxes payable consist of the following:

	December 31,2010	December 31,2009
Value-add-tax payable	$132,523	$80,897
City construction tax payable	9,544	6,015
Stamp duty payable	1,055	906
Business tax payable	3,815	5,035
Total other tax payable	$146,937	$92,853

Note 5 - Income Taxes

British Virgin Island Tax

Under the current law of the British Virgin Islands, the Company is not subject to tax on its income or capital gains. In addition, upon any payment of dividend by the Company, no withholding tax is imposed.

Hong Kong

Rich Fortune is incorporated in Hong Kong and is subject to Hong Kong profits tax on income arising in or derived from Hong Kong. No provision for Hong Kong profits tax was made in the consolidated financial statements as the Company derived no taxable income from Hong Kong for the years ended December 31, 2010 and 2009.

PRC

GDGY was incorporated in the PRC and is subject to PRC Enterprise Income Tax. Pursuant to the new PRC Enterprise Income Tax Law, enterprise income tax is generally imposed at a statutory rate of 25%.

The provision for income taxes for the years ended December 2010 and 2009 were as follows:

	December 31,
	2010	2009
Current provision for income tax- PRC	$1,630,101	$1,294,775

Income taxes payable at December 31, 2010 and 2009 consisted of the following:

	December 31,
	2010	2009
Income taxes payable	$414,331	$315,860

Note 6 – Related Party Transaction

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

The following sets forth the transactions with the related parties during the year ended December 31, 2010 and 2009:

In 2010, GDGY sold a Mercedes-Benz S300 car for $87,877 (RMB 600,000) to Guangdong Guo Yao Pharmaceutical Co., Ltd. The car was purchased by GDGY from a third party in 2009 for $150,642 (RMB 993,000), and carried a net book value of $99,381 (RMB 678,550).

In 2010, GDGY paid a dividend of $4,896,101 (RMB 33,106,008) to Guangdong Guo Yao Pharmaceutical Co., Ltd, its former shareholder, and a dividend of $1,224,025 (RMB 8,276,502) to Weijun Peng, an officer and former shareholder, totaling $6,120,126 (RMB 41,382,511).

In 2009, GDGY paid a dividend of $3,316,496 (RMB 22,648,810) to Guangdong Guo Yao Pharmaceutical Co., Ltd, its former shareholder, and a dividend of $829,124 (RMB 5,662,202) to Weijun Peng, an officer and former shareholder, totaling $4,145,620 (RMB 28,311,012).

As of December 31, 2010 and 2009, the respective amount outstanding with related party is as follow:

		Ended December 31,
Related Party	Relationship	2010	2009
Guangdong Guo Yao Pharmaceutical Co., Ltd	Former shareholder	$69,889	$-
Total		$69,889	$-

Note 7 - Statutory Reserve

The laws and regulations of the PRC require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, to the statutory reserve. The statutory reserves include the surplus reserve fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer to this reserve must be made before distribution of any dividends to shareholders. The remaining reserve to fulfill the 50% registered capital requirement amounted to $795,027 and $795,027 as of December 31, 2010 and 2009, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 50% of the registered capital.

Note 8 - Commitments
Operating lease commitments

No.	Lessor	Term	Rent per year	Rent per year	Description	Company
			RMB	US$
1	Huang Zhen	January 1, 2007 - December 31, 2010	768,000	113,448	Used as warehouse	GDGY
2	Tangxia Fifteenth Joint-Stock Cooperative, Tangxia Street, Tianhe District, Guangzhou	May 1, 2010 - April 30, 2011	377,400	55,749	Used as warehouse	GDGY

Note 9 – Concentrations

Guangzhou Dongfanghong Pharmaceutical Co., Ltd. (“Dongfanghong”) and Guangzhou Jointown Pharmaceutical Co., Ltd. (“Jointown”) accounted for approximately 23.6% and 12.9% of the Company’s purchases for the year ended December 31, 2010, respectively; Dongfanghong and Jointown accounted for approximately 22.9% and 12.3% of the Company’s purchases for the year ended December 31, 2009, respectively.

Dongfanghong and Jointown accounted for approximately 26.9% and 12.9% of the Company’s outstanding accounts payable as of December 31, 2010, respectively. Dongfanghong and Jointown accounted for approximately 26.8% and 12.0% of the Company’s outstanding accounts payable as of December 31, 2009, respectively.

Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Tiandong Drugstore accounted for approximately 14.3% of the Company’s outstanding accounts receivable as of December 31, 2010. Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Tiandong Drugstore and Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Jinzhong Drugstore accounted for approximately 20.7% and 13.5% of the Company’s outstanding accounts receivable as of December 31, 2009, respectively.

Note 10 - Segment Reporting

The Company uses the management approach model for segment reporting. The management approach model is based on how management organizes segments within a company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

The Company’s principal businesses are pharmaceutical products distribution and drugstore management. Based on the above model and the various operation activities, the Company has two reportable segments as follows:
•	Distribution – the sale of pharmaceutical and healthcare products to drugstores. All sales were sold to customers in the PRC;
•	Management–the management of chain drugstores.

For the Twelve Months ended December 31, 2010
USD	Distribution	Management	Total
Revenue	43,884,035	1,495,157	45,379,191
Net income	3,755,456	1,121,367	4,876,823
Total assets	6,830,388	-	6,830,388

For the Twelve Months ended December 31, 2009
USD	Distribution	Management	Total
Revenue	36,431,960	1,397,545	37,829,506
Net income	2,835,322	1,048,159	3,883,480
Total assets	7,068,832	-	7,068,832

Note 11 - Subsequent Event

The Company has evaluated all events or transactions that occurred from January 1, 2011 through the date of this filing with the SEC.  We have listed the material recognizable subsequent events during this period as below:

On August 1, 2011, each of the shareholders of Pacific Asia (each a “Seller” and collectively the “Sellers”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Global Pharm Holdings Group, Inc. ("Global Pharm").  Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Global Pharm agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Pacific Asia, representing the entire issued share capital of Pacific Asia. The consideration for the Sale Shares is $42,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The number of the Consideration Shares to be issued to the Sellers shall be equal to $42,000,000 divided by the fair market value of Global Pharm’s issued and outstanding common stock as at the Closing Date, as determined by a third-party valuer selected by Global Pharm at its discretion. The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and the Company on September 9, 2011, issued 9,292,035 shares of its common stock to the former shareholders of Pacific Asia as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Pacific Asia within 90 days after the date of the Acquisition Agreement and the remaining 10% to be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Pacific Asia if Pacific Asia achieves certain revenue targets for 2011.

Effective on July 11, 2011, Hairui Xiexin entered into series of contractual arrangements with GDGY and its shareholders, pursuant to which Hairui Xiexin acts as the management company and operation trustee for GDGY and GDGY conducts the principal operations of the business. The contractual agreements effectively transferred the preponderance of the economic benefits of GDGY over to Hairui Xiexin, and Hairui Xiexin assumed effective control and management over GDGY. With the completion of the acquisition, GDGY is indirectly managed by Rich Fortune and ultimately by Pacific Asia.

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD.
CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

CONTENTS

Consolidated Financial Statements (unaudited)

Consolidated Balance Sheets	F16

Consolidated Statements of Income and Comprehensive Income	F17

Consolidated Statements of Cash Flows	F18

Notes to Consolidated Financial Statements	F19 - F25

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
CONSOLIDATED BALANCE SHEETS

	As of June 30, 2011	As of
	(Unaudited)	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$6,156,781	$2,239,249
Accounts receivable	1,446,062	765,480
Other receivables	18,324	5,005
Due from related party	-	69,889
Inventories	1,917,122	3,731,882
Total current assets	9,538,289	6,811,505
Property and equipment - net	16,706	18,883
Total assets	$9,554,995	$6,830,388

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	4,062,375	3,740,671
Income taxes payable	529,634	414,331
Other taxes payable	162,301	146,937
Due to related party	62,324	-
Other accrued liabilities	66,868	60,266
Total current liabilities	4,883,502	4,362,205
Total liabilities	$4,883,502	$4,362,205

Shareholders' equity
Common stock	50,000	50,000
Statutory surplus reserves	795,027	795,027
Additional paid-in capital	1,430,943	1,430,943
Retained earnings	2,132,232	-
Accumulated other comprehensive income	263,291	192,213
Total shareholders' equity	4,671,493	2,468,183
Total liabilities and shareholders' equity	$9,554,995	$6,830,388

See accompanying notes to unaudited condensed consolidated financial statements.

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Six months ended June 30
	2011	2010
Revenue	$26,837,593	$21,998,507
Cost of goods sold	22,572,917	18,515,317
Gross profit	4,264,676	3,483,190
Expenses:
Operating expenses	146,333	165,982
General and administrative	174,466	124,713
Income from operations	3,943,877	3,192,495
Other expense / (income)
Interest (income)	(5,943)	(3,975)
Miscellaneous expense	60	13,321
Income before income taxes	3,949,760	3,183,149
Provision for income taxes	992,113	799,118
Net income	$2,957,647	$2,384,031
Other comprehensive income
Foreign currency translation adjustment	71,078	(5,345)
Total comprehensive income	$3,028,725	$2,378,686

See accompanying notes to unaudited condensed consolidated financial statements.

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR SIX MONTHS ENDED JUNE 30,

	2011	2010
Cash flows from operating activities
Net Income	$2,957,647	$2,384,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,322	17,549
Loss on disposal of fixed assets	-	11,504
Changes in operating assets and liabilities:
Accounts receivable	(657,615)	(185,955)
Other receivables	(13,066)	4,971
Inventories	1,866,764	(341,013)
Accounts payable and other accrued liabilities	249,912	927,184
Income taxes payable	105,828	94,798
Other taxes payable	12,302	(14,404)
Due to related parties	62,331	-
Net cash provided by operating activities	4,588,425	2,898,665

Cash flows from investing activities
Purchases of property, plant and equipment	(1,800)	-
Proceeds on sale of property, plant and equipment	-	87,877
Net cash provided by / (used in) investing activities	(1,800)	87,877

Cash flows from financing activities:
Dividend paid to the former shareholders	(755,526)	(1,952,534)
Net cash used in financing Activities	(755,526)	(1,952,534)

Net increase in cash and cash equivalents	3,831,099	1,034,008
Effect of exchange rate changes on cash and cash equivalents	86,433	9,668
Cash and cash equivalent - beginning of year	2,239,249	2,423,775
Cash and cash equivalent - end of year	$6,156,781	$3,455,947

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$876,811	$705,398

See accompanying notes to unaudited condensed consolidated financial statements.

PACIFIC ASIA PHARM INVESTMENT GROUP CO., LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 AND 2010

Note 1 – Business and Organization

Pacific Asia Pharm Investment Group Co., Limited (“Pacific Asia” or the “Company”) was incorporated in the British Virgin Islands on April 8, 2010. It owns the 100% equity interest of Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Ltd. (“Rich Fortune”), a Hong Kong holding company, which was incorporated on January 12, 2009 under the laws of Hong Kong and owns the 100% equity interest of Guangzhou Hairui Xiexin Investment Consulting Co., Ltd. (“Hairui Xiexin”). Hairui Xiexin was incorporated on June 3, 2011 under the laws of the People’s Republic of China (the “PRC”).

Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. (“GDGY”), established on June 6, 2001 in Guangzhou City, the capital city of Guangdong Province, under the laws of the PRC, is a company mainly engaged in the business of managing its chain drugstores, and supplying products to its chain drugstores and franchised drugstores in Guangdong Province, PRC.

Note 2 -Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  In the opinion of management, the accompanying balance sheets, and statements of income and comprehensive income, shareholders’ equity and cash flows include all adjustments, consisting only of normal recurring items.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company.  All significant intercompany accounts and transactions have been eliminated in consolidation.  In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of December 31, 2010 and 2009, and for the periods then ended.

The consolidated financial statements include the accounts of Pacific Asia and its subsidiaries, Rich Fortune and Hairui Xiexin, and the VIE, GDGY.

Translation Adjustment

As of June 30, 2011 and 2010, the accounts of the Company were maintained in Renminbi (“RMB”).  Such financial statements were translated into United States Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC 830”), with the RMB as the functional currency.  According to ASC 830, all assets and liabilities are translated at the current exchange rate, shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the FASB ASC (“ASC 220”), as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows ASC 220. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

There were no items of this nature during the periods ended June 30, 2011 and 2010.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in banks and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

Accounts Receivable

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a quarterly basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the statement of operations within "General and administrative expenses." Accounts are written off after exhaustive efforts at collection. There are no allowances for doubtful accounts as of June 30, 2011 and 2010.

Inventories

Inventories are stated at the lower of cost (determined on a weighted-average basis) or market value. Work-in-progress is composed of direct materials, direct labor, manufacturing overhead and an attributable portion of land lease cost that has been capitalized as a component of inventory. The capitalized land lease cost will be recorded in cost of goods sold at such time the goods are sold. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales.

Long-Lived Assets

Effective January 1, 2002, the Company adopted the Property, Plant and Equipment Topic of the FASB ASC (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, management of the Company believes that, as of June 30, 2011 and 2010, there were no impairments of its long-lived assets.

Lease Obligations

All non-cancellable leases with an initial term more than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Revenues are recorded net of value-added taxes.

Income Taxes

The Company is subject to the Income Tax Law of the PRC.  Income taxes are accounted for under FASB ASC-740 Income Taxes (“ASC 740”).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards.  Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The statutory rate under the laws of the PRC is 25%.  The Company’s herbal pieces processing and extraction business is subjected to zero income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. As of June 30, 2011 and 2010, there was no allowance for uncollectible accounts as previously discussed.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and are to be applied on a retrospective basis. The Company’s adoption of this ASU did not have a material impact on its consolidated statements.

In January 2010, FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts accounting standards regarding non-controlling interests. If an entity has previously adopted the non-controlling interests accounting standards as of the date the amendments in this update are included in the ASU, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted non-controlling interests accounting standards. The adoption of this ASU did not have a material impact on its statements.

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances and settlements (that is, on a gross basis rather than as one net number).The update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll-forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its consolidated financial statements.

In April 2010, FASB issued ASU 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. It addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB ASC Topic 718, Compensation—Stock Compensation, was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments will be effective for fiscal years, and interim reporting periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company does not expect the adoption of ASU 2010-13 to have a significant impact on its consolidated financial statements.

In December 2010, FASB issued ASU 2010-28 which amends “Intangibles- Goodwill and Other” (Topic 350). The ASU modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting entities, they are required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. An entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance in Topic 350, which requires that goodwill of a reporting unit be tested for impairment between annual testes if an event occurs or circumstances changes that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010- 28 is effective for fiscal years, and interim periods within those years beginning after December 15, 2010. Early adoption is not permitted. The Company is currently evaluating the impact of this ASU; however, the Company does not expect that the adoption of this ASU will have a material impact on its consolidated financial statements.

In December 2010, FASB issued ASU 2010-29 which addressed diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations (Topic 805). This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of this ASU will have an impact on its future business combinations.

VIE

To satisfy PRC laws and regulations, the Company conducts distribution to drugstores in the PRC through its VIE, GDGY, in which the Company does not own equity interest. The Company consolidates GDGY, of which the Company is the primary beneficiary, in its consolidated financial statements.

GDGY, the consolidated VIE, was funded by its shareholders, Guangdong Guo Yao Pharmaceutical Co., Ltd and Weijun Peng. Under contractual agreements with Hairui Xiexin, the 100% owned subsidiary of Pacific Asia, the shareholders of GDGY are required to transfer their ownership in GDGY to Hairui Xiexin or designees of Hairui Xiexin, if permitted by PRC laws and regulations. All voting rights of GDGY are assigned to Hairui Xiexin, and Hairui Xiexin has the right to designate all directors and senior management personnel of GDGY, and also has the obligation to absorb losses of GDGY. The shareholders of GDGY have pledged their shares in GDGY as collateral for the interests of Hairui Xiexin in GDGY and Hairui Xiexin’s right to acquire GDGY. In addition, under the contractual arrangements, Hairui Xiexin has the power to direct activities of GDGY, and has full right to control and use the assets of GDGY. As of June 30, 2011, the total assets of GDGY were $9.5 million, mainly comprising cash and cash equivalents, accounts receivable and inventories. As of June 30, 2011, the total liabilities of GDGY were $4.8 million, mainly comprising accounts payables and accrued liabilities to suppliers and agents. These balances are reflected in Pacific Asia’s consolidated financial statements with intercompany transactions eliminated.

As GDGY is incorporated as a limited liability company under the laws of the PRC, its creditors do not have recourse to the general credit of the Company for any of the liabilities of GDGY, which consisted of accounts payable of $4.1 million, tax payable of $0.7 million, and other accrued liabilities of $750,000, totaling $31.2 million. Currently there is no contractual arrangement that could require the Company to provide additional financial support to the GDGY. As the Company is conducting distribution to drugstores in the PRC through GDGY, the Company may provide such support on a discretionary basis in the future, which could expose the Company to a loss.

Note 3 - Property, Plant and Equipment

As of June 30, 2011 and December 31, 2010, Property, Plant & Equipment consist of the following:
	June 30, 2011	December 31, 2010
Office equipment	$40,685	$38,107
Transportation equipment	28,452	27,898
Less: Accumulated depreciation and amortization	(52,431)	(47,122)
Property, plant and equipment, net	$16,706	$18,883

Depreciation expenses totaled $4,373 and $22,240 for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Note 4 - Income and Other Taxes Payable

Income and other taxes payable consist of the following:

	Ended June 30,	Ended December 31,
	2011	2010
Income tax payable	$529,634	$414,331
Value-added tax payable	143,261	132,523
City construction tax payable	10,541	9,544
Stamp duty payable	1,172	1,055
Business tax payable	7,327	3,815
Total other tax payable	162,301	146,937
Income and Other Tax Payable	$691,935	$561,268

Note 5 - Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

The following table sets forth the amounts due with related parties as of June 30, 2011 and December 31, 2010.

Due from related party
		Ended June 30,	Ended December 31,
Related Party	Relationship	2011	2010
Yunlu Yin	Chairman, CEO and Director of Global Pharm Holdings Group, Inc.	$-	$69,889
Total		$-	$69,889

Due to related party
		Ended June 30,	Ended December 31,
Related Party	Relationship	2011	2010
Yunlu Yin	Chairman, CEO and Director of Global Pharm Holdings Group, Inc.	$62,324	$-
Total		$62,324	$-

The amounts due to related parties are unsecured, non-interest bearing and payable on demand. The Company anticipates paying the remaining balance due to Mr. Yin in 2012.

Note 6 - Statutory Reserve

The laws and regulations of the PRC require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, to the statutory reserve. The statutory reserves include the surplus reserve fund.

The Company is required to transfer 10% of its net income, as determined in accordance with PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company's PRC subsidiaries registered capital. The transfer to this reserve must be made before distribution of any dividends to shareholders. Transfers to the statutory surplus reserve fund were nil for the six months ended June 30, 2011 and 2010. As of June 30, 2011, the Company has fulfilled the reserve requirement.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 50% of the registered capital of the Company’s PRC subsidiaries.

Note 7 - Concentrations

Guangzhou Dongfanghong Pharmaceutical Co., Ltd. (“Dongfanghong”) and Guangzhou Jointown Pharmaceutical Co., Ltd. (“Jointown”) accounted for approximately 14.0% and 13.6% of the Company’s purchases for the six months ended June 30, 2011, respectively; Dongfanghong and Jointown accounted for approximately 23.6% and 12.9% of the Company’s purchases for the six months ended June 30, 2010, respectively.

Dongfanghong and Jointown accounted for approximately 16.3% and 11.9% of the Company’s outstanding accounts payable as of June 30, 2011, respectively. Dongfanghong and Jointown accounted for approximately 26.4% and 12.3% of the Company’s outstanding accounts payable as of June 30, 2010, respectively.

Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Tiandong Drugstore and Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Jinzhong Drugstore accounted for approximately 20.1% and 14.7% of the Company’s outstanding accounts receivable as of June 30, 2011, respectively. Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Tiandong Drugstore and Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. Jinzhong Drugstore accounted for approximately 20.0% and 15.9% of the Company’s outstanding accounts receivable as of June 30, 2010, respectively.

Note 8 - Segment Reporting

The Company uses the management approach model for segment reporting. The management approach model is based on how management organizes segments within a company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

The Company’s principal businesses are pharmaceutical products distribution and drugstore management. Based on the above model and the various operation activities, the Company has two reportable segments as follows:
•	Distribution – the sale of pharmaceutical and healthcare products to drugstores. All sales were sold to customers in the PRC;
•	Management – the management of chain drugstores.

For the Six Months ended June 30, 2010 (unaudited)
US $	Distribution	Management	Total
Revenue	21,217,982	780,525	21,998,507
Net income	1,798,637	585,394	2,384,031
Total assets	8,490,512	-	8,490,512

For the Six Months ended June 30, 2011 (unaudited)
US $	Distribution	Management	BVI & Hong Kong	Total
Revenue	25,961,567	876,026	-	26,837,593
Net income	2,319,321	657,019	(18,693)	2,957,647
Total assets	9,511,363	-	43,43632	9,554,995

Note 9 Subsequent Event

The Company has evaluated all events or transactions that occurred from January 1, 2011 through the date of this filing with the SEC.  We have listed the material recognizable subsequent events during this period as below:

On August 1, 2011, each of the shareholders of Pacific Asia (each a “Seller” and collectively the “Sellers”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Global Pharm Holdings Group, Inc. ("Global Pharm").  Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Global Pharm agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Pacific Asia, representing the entire issued share capital of Pacific Asia. The consideration for the Sale Shares is $42,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The number of the Consideration Shares to be issued to the Sellers shall be equal to $42,000,000 divided by the fair market value of Global Pharm’s issued and outstanding common stock as at the Closing Date, as determined by a third-party valuer selected by Global Pharm at its discretion. The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and the Company on September 9, 2011, issued 9,292,035 shares of its common stock to the former shareholders of Pacific Asia as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Pacific Asia within 90 days after the date of the Acquisition Agreement and the remaining 10% to be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Pacific Asia if Pacific Asia achieves certain revenue targets for 2011.

Effective on July 11, 2011, Hairui Xiexin entered into series of contractual arrangements with GDGY and its shareholders, pursuant to which Hairui Xiexin acts as the management company and operation trustee for GDGY and GDGY conducts the principal operations of the business. The contractual agreements effectively transferred the preponderance of the economic benefits of GDGY over to Hairui Xiexin, and Hairui Xiexin assumed effective control and management over GDGY. With the completion of the acquisition, GDGY is indirectly managed by the Company.

Unaudited Pro Forma Condensed Balance Sheets
As of December 31, 2010 and June 30, 2011

	Pacific Asia Pharm		Global Pharm
	Investment Group Co., Ltd		Holdings Group. Inc			Pro Forma		Pro Forma
	Balance Sheets		Balance Sheets			Adjustments		Consolidated Balance Sheets
	12/31/10	06/30/11	12/31/10	06/30/11	AJE #	12/31/10	06/30/11	12/31/10	06/30/11
ASSETS								(unaudited)
Current assets:
Cash and cash equivalents	$2,239,249	$6,156,781	$4,271,498	$9,144,834		-	-	$6,510,747	$15,301,615
Accounts receivable	765,480	1,446,062	19,771,619	24,918,594		-	-	20,537,099	26,364,656
Inventories	3,731,882	1,917,122	16,058,760	18,980,396		-	-	19,790,642	20,897,518
Restricted cash	-	-	1,538,251	1,213,714		-	-	1,538,251	1,213,714
Due from related party	69,889	-	-	-		-	-	69,889	-
Other current assets	5,005	18,324	1,326,660	1,978,407		-	-	1,331,665	1,996,731
Total current assets	6,811,505	9,538,289	42,966,788	56,235,945		-	-	49,778,293	65,774,234
Property, plant and equipment, net	18,883	16,706	210,665	676,529		-	-	229,548	693,235
Investment in Pacific Asia	-	-	-	-	1	-	-	-	-
Intangible assets	-	-	-	297,874	2	28,823,273	28,823,273	28,823,273	29,121,147
Goodwill	-	-	-	374,143	2	10,219,044	10,219,044	10,219,044	10,593,187
Total assets	6,830,388	9,554,995	43,177,453	57,584,491		39,042,317	39,042,317	89,050,158	106,181,803

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Short term loan	-	-	1,972,150	464,145		-	-	1,972,150	464,145
Bank acceptance	-	-	21,212	1,528,560		-	-	21,212	1,528,560
Accounts payable and accrued expenses	3,800,937	4,129,243	20,944,923	22,023,372		-	-	24,745,860	26,152,615
Income and other taxes payable	561,268	691,935	1,728,499	2,076,102		-	-	2,289,767	2,768,037
Due to related parties	-	62,324	882,505	3,813,329		-	-	882,505	3,875,653
Total current liabilities	4,362,205	4,883,502	25,549,289	29,905,508		-	-	29,911,494	34,789,010
Total liabilities	4,362,205	4,883,502	25,549,289	29,905,508		-	-	29,911,494	34,789,010

Stockholders' equity (deficit)
Common stock, par value, $0.001 per share, 100,000,000 sharesauthorized; 26,000,000 shares issued and outstanding as of June 30, 2011	50,000	50,000	26,000	26,000	1,2	(40,708)	(40,708)	35,292	35,292
Paid in capital	1,430,943	1,430,943	-	-	2	(1,430,943)	(1,430,943)	-	-
Additional paid-in capital	-	-	9,200,623	9,200,623	1,2	41,501,208	43,704,518	50,701,831	52,905,141
Statutory surplus reserves	795,027	795,027	1,310,701	1,310,701	2	(795,027)	(795,027)	1,310,701	1,310,701
Retained earnings	-	2,132,232	6,546,406	15,764,962	2	-	(2,132,232)	6,546,406	15,764,962
Accumulated other comprehensive income	192,213	263,291	544,434	1,032,115	2	(192,213)	(263,291)	544,434	1,032,115
Total shareholders' equity	2,468,183	4,671,493	17,628,164	27,334,401		39,042,317	39,042,317	59,138,664	71,048,211
Noncontrolling interest	-	-	-	344,582		-	-	-	344,582
Total stockholders' equity	2,468,183	4,671,493	17,628,164	27,678,983		39,042,317	39,042,317	59,138,664	71,392,793
Total liabilities and stockholders' equity	$6,830,388	$9,554,995	$43,177,453	$57,584,491		$39,042,317	$39,042,317	$89,050,158	$106,181,803

	2010 AJE		2011 AJE
AJE 1	Debit	Credit	Debit	Credit
Investment in Pacific Asia	42,000,000		42,000,000
Common stock		9,292		9,292
Additional paid in capital		41,990,708		41,990,708

This pro forma adjustment reflects the payment by the Company of the consideration for the Acquisition as follows:

The consideration for the Sale Shares is $42,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and Global Pharm issued 9,292,035 shares of its common stock to the Sellers as payment in full of the consideration.

	2010 AJE		2011 AJE
AJE 2	Debit	Credit	Debit	Credit
Investment in Pacific Asia		42,000,000		42,000,000
Additional paid in capital	489,500			1,713,810
Retained earning	-		2,132,232
Common stock	50,000		50,000
Paid in capital	1,430,943		1,430,943
Statutory surplus reserves	795,027		795,027
Accumulated other comprehensive income	192,213		263,291
Trade name	8,747,228		8,747,228
Non-compete agreement	723,990		723,990
Drugstore chain franchise	19,352,055		19,352,055
Goodwill	10,219,044		10,219,044
To record purchase price allocation and eliminate investment

Unaudited Pro Forma Condensed Statements of Income
For the Year ended December 31, 2009 and 2010 and the Six Months Ended June 30, 2011

	Pacific Asia Pharm			Global Pharm
	Investment Group Co., Ltd			Holdings Group. Inc				Pro Forma			Pro Forma
	Income statements			Income statements				Adjustments			Consolidated Income Statements
	For the twelve months ended December 31, 2009	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2009	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	AJE	For the twelve months ended December 31, 2009	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2009	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011
Revenue	37,829,506	45,379,191	26,837,593	86,784,002	140,342,778	87,490,082		-	-	-	124,613,508	185,721,969	114,327,675
Income from continuing operations	5,175,030	6,513,929	3,943,877	14,170,361	15,919,038	12,138,128	1	(1,149,529)	(1,149,529)	(594,955)	18,195,862	21,283,438	15,487,050
Net income	3,883,480	4,876,823	2,957,647	10,901,402	11,152,142	9,217,203	1	(1,149,529)	(1,149,529)	(594,955)	13,635,353	14,879,436	11,579,895
Net income attributable to the Company	3,883,480	4,876,823	2,957,647	10,901,402	11,152,142	9,218,556	1	(1,149,529)	(1,149,529)	(594,955)	13,635,353	14,879,436	11,581,248

Income per share	$77.67	$97.54	$59.15	$0.57	$0.51	$0.35					$0.48	$0.48	$0.33
Basic and diluted weighted average shares	50,000	50,000	50,000	19,094,000	21,780,718	26,000,000					28,386,035	31,072,753	35,292,035

AJE 1	2009	2010	2011
Depreciation expenses	1,149,529	1,149,529	594,955
Accumulated depreciation expenses	1,149,529	1,149,529	594,955
To record the amortization expenses of intangible assets.

Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – BASIS OF PRESENTATION

On August 1, 2011, each of the shareholders of Pacific Asia (each a “Seller” and collectively the “Sellers”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Global Pharm Holdings Group, Inc. ("Global Pharm").  Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Global Pharm agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Pacific Asia, representing the entire issued share capital of Pacific Asia. The consideration for the Sale Shares is $42,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The number of the Consideration Shares to be issued to the Sellers shall be equal to $42,000,000 divided by the fair market value of Global Pharm’s issued and outstanding common stock as at the Closing Date, as determined by a third-party valuer selected by Global Pharm at its discretion. The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and Global Pharm on September 9, 2011, issued 9,292,035 shares of its common stock to the former shareholders of Pacific Asia as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Pacific Asia within 90 days after the date of the Acquisition Agreement and the remaining 10% to be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Pacific Asia if Pacific Asia achieves certain revenue targets for 2011.

Effective on July 11, 2011, Hairui Xiexin entered into series of contractual arrangements with Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. (“GDGY”) and its shareholders, pursuant to which Hairui Xiexin acts as the management company and operation trustee for GDGY, and GDGY conducts the principal operations of the business. The contractual agreements effectively transferred the preponderance of the economic benefits of GDGY over to Hairui Xiexin, and Hairui Xiexin assumed effective control and management over GDGY. With the completion of the acquisition, GDGY is indirectly managed by Rich Fortune and ultimately by Pacific Asia.

These pro forma condensed financial statements are prepared assuming the above transaction occurred on December 31, 2009 (as to the balance sheets) and on January 1, 2009 (as to the income statements).

Audited and unaudited financial statements of Pacific Asia and Global Pharm have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Global Pharm and Pacific Asia.